Exhibit 3.13

FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

Attached is a form for filing ***Articles of Amendment*** to amend the articles of incorporation of a ***Florida Profit Corporation*** pursuant to section 607.1006, Florida Statutes. This is a basic amendment form and may not satisfy all statutory requirements for amending.

A corporation can amend or add as many articles as necessary in one amendment.

- The original incorporators cannot be amended.
- If amending the name of the corporation, the new name must be distinguishable on the records of the Florida Department of State. A preliminary search for name availability can be made through the Division's website at www.sunbiz.org. You are responsible for any name infringement that may result from your corporate name selection.
- If amending the registered agent, the new agent must sign accepting the appointment and state that he/she is familiar with the obligations of the position.
- If amending/adding officers/directors, list titles and addresses for each officer/director.
- If amending from a general corporation to a professional corporation, the purpose (specific nature of business) must be amended or added if not contained in the articles of incorporation.

If a section is not being amended, enter N/A or Not Applicable.
The document must be typed or printed and must be legible.

Pursuant to section 607.0123, Florida Statutes, a delayed effective date may be specified but may not be later than the 90th day after the date on which the document is filed.

Filing Fee	**$35.00** (Includes a letter of acknowledgment)
Certified Copy (optional)	**$8.75**
Certificate of Status (optional)	**$8.75**

Send one check in the total amount made payable to the Florida Department of State.

Please include a letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address	**Street Address**
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clifton Building
Tallahassee, FL 32314	2661 Executive Center Circle
	Tallahassee, FL 32301

For further information you may call the Amendment Section at (850) 245-6050

CR2E011 (04/15)

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Can B Corp.

DOCUMENT NUMBER: ______________________

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Stanley L. Teeple, CFO
Name of Contact Person

Can B Corp
Firm/ Company

960 S. Broadway, Ste 120
Address

Hicksville, NY 11801
City/ State and Zip Code

stan@canbiola.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Stanley L. Teeple at (702) 290-5275
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Can B̅ Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000139155

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

Page 2 of 4

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary). (Be specific)

Article IV is amended to designate 2,000 of the corporation's 5,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock, $0.001 par value, with the rights, privileges, and limitations as set forth in the Certificate of Designation attached hereto as Exhibit B.

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

N/A

Page 3 of 4

The date of each amendment(s) adoption: ______________________, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 26, 2020

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marco Alfonsi

(Typed or printed name of person signing)

CEO

(Title of person signing)

Page 4 of 4

EXHIBIT B

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE

SERIES C CONVERTIBLE PREFERRED STOCK OF CAN B̅ CORP.

I, Marco Alfonsi, hereby certify that I am the Chief Executive Officer of Can B̅ Corp. (the “Company”), a corporation organized and existing under the Florida Business Corporation Act (the “FBCA”), and further do hereby certify:

That, pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on May ___, 2020, adopted the following resolutions creating a series of shares of preferred stock designated as Series C Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board hereby designates the Series C Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 2,000 shares. Each Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meanings as set forth in Section 17 below.

2. Ranking. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, preferences, privileges, and designations provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Dividends.

(a) From and after the date of issuance of each share of Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (the “Dividends”) when, as, and if declared by the Board. Dividends shall be paid by the Company out of funds legally available therefor, in shares of Common Stock or cash, at a rate equal to the amount of Dividends payable to each shares of Common Stock multiplied by the Conversion Rate, as adjusted, for each Preferred Share held. Dividends shall be non-cumulative and not compounding and, if applicable, shall be payable quarterly, on the date or dates designated by the Board of Directors (each, a “Dividend Date”). If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.

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(b) Dividends shall be payable on each Dividend Date, to the Holders of record of the Preferred Shares on the applicable Dividend Date, in shares of Common Stock (the “Dividend Shares”); provided, however, that the Company may, at its option, pay Dividends on any Dividend Date in cash (the “Cash Dividends”) or in a combination of Cash Dividends and Dividend Shares. The Company shall deliver a written notice (each, a “Dividend Election Notice”) to each Holder (the date such notice is delivered to all of the Holders, the “Dividend Notice Date”), which notice confirms that Dividends to be paid on such Dividend Date shall be paid as Cash Dividends, Dividend Shares, or as a combination of Dividend Shares and Cash Dividends and, in any event, specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares.

(c) When any Dividend Shares are to be paid on an Dividend Date to any Holder, the Company shall (i) (A) provided that (x) the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (y) such Dividend Shares to be so issued are eligible for resale pursuant to Rule 144 (as defined in the Securities Agreement), credit such aggregate number of Dividend Shares to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit and Withdrawal at Custodian system, or (B) if either of the immediately preceding clauses (x) or (y) is not satisfied, issue and deliver on the applicable Dividend Date, to the address set forth in the register maintained by the Company for such purpose or to such address as specified by such Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Date, a certificate, registered in the name of such Holder or its designee, for the number of Dividend Shares to which such Holder shall be entitled and (ii) with respect to each Dividend Date, pay to such Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividend. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Dividend Shares.

4. Conversion. Each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right. At any time or times after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion (the “Conversion Shares”) of each Preferred Share pursuant to Section 4(a) shall be 25,000 (the “Conversion Rate”). No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

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(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(vi), within three (3) Trading Days following a conversion of any such Preferred Shares into Common Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid.

(ii) Company’s Response. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the fifth (5th) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program and (y) such Conversion Shares to be so issued are eligible for resale pursuant to Rule 144 (as defined in the Securities Agreement) credit such aggregate number of Conversion Shares to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than five (5) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

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(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within five (5) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designation or otherwise.

(v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear one or more legends, including the following legend:

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ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATION RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Holder shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e) Stockholder Approval. Notwithstanding anything herein to the contrary, the Company shall not issue any shares of Common Stock upon conversion of any Preferred Shares or otherwise pursuant to this Certificate of Designation, until the Company obtains the Stockholder Approval, to the extent such Stockholder Approval is necessary for such issuance.

5. Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately reduced. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination.

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6. Authorized Shares.

(a) Reservation. So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, the sum of 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued or issuable by the Company and assuming, for purposes hereof, that all the Preferred Shares have been issued and without taking into account any limitations on the issuance of securities set forth herein (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each adjustment in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or adjustment in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount, then the Company shall take all action necessary to increase the Company’s available authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding.

7. Voting Rights. Each Preferred Share, while such Preferred Share remains unconverted, shall have voting rights equal to the Conversion Rate. To the extent that under the FBCA the vote of the holders of the Preferred Shares, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the FBCA, represented at a duly held meeting at which a quorum is presented or by written consent of all of the Preferred Shares (except as otherwise may be required under the FBCA), voting together in the aggregate and not in separate series unless required under the FBCA, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the FBCA holders of the Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the Holder thereof to cast 25,000 votes, subject to adjustment pursuant to Section 5. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the FBCA.

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8. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, no Holder of Preferred Shares shall be entitled to receive distributions, of cash or otherwise, unless such Holder is also a holder of Common Stock or other securities of the Company, and then only in proportion to such Common Stock or other securities held by such Holder.

9. Participation. Subject to any adjustments pursuant to Section 5, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.

10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor.

11. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

12. Notices. The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designation, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with the Securities Agreement.

13. Transfer of Preferred Shares. A Holder may only transfer some or all of its Preferred Shares with the prior written consent of the Company.

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14. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and facsimile number of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

15. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the FBCA, the Articles of Incorporation, this Certificate of Designation or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the FBCA. This provision is intended to comply with the applicable sections of the FBCA permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designation or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the FBCA, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the FBCA and the Articles of Incorporation.

16. Payments to Holders. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designation, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designation is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

17. Certain Defined Terms. For purposes of this Certificate of Designation, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

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(c) “Common Stock” means (i) the Company’s shares of common stock, Nil par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d) “Conversion Rate” means 25,000, subject to adjustment as set forth herein.

(e) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(f) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(h) “Principal Market” means the OTCPINK, OTCQB, OTCQX, or any national securities exchange on which the Company’s Common Stock is listed.

(i) “Required Holders” means the holders of at least 51% of the outstanding Preferred Shares.

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(j) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(k) “SEC” means the Securities and Exchange Commission or the successor thereto.

(l) “Securities” means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares.

(m) “Securities Agreement” for each Holder shall mean the Securities Agreement and between the Company and the Holder pursuant to which the Holder acquired its Preferred Share(s).

(n) “Stockholder Approval” means, for the purposes of this Certificate of Designation and any other Transaction Document, the affirmative approval of the stockholders of the Company providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market.

(o) “Subscription Date” of a holder means the date the Securities Agreement is duly executed by all parties thereto.

(p) “Subsidiary” or “Subsidiaries” means any subsidiary of the Company, including, where applicable, any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(q) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(r) “Transaction Documents” for any Holder means this Certificate of Designation, the Securities, the Securities Agreement and each of the other agreements and instruments entered into or delivered by the Company or the Holder in connection with the transactions contemplated thereby, all as may be amended from time to time in accordance with the terms hereof or thereof.

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(s) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series C Convertible Preferred Stock to be signed by its Chief Executive Officer on this ___ day of May, 2020.

COMPANY

By:
Name:	Marco Alfonsi
Title:	Chief Executive Officer

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EXHIBIT I

CAN B̅ CORP.

CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of Can B̅ Corp. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0.001 par value per share (the “Preferred Shares”), of Can B̅ Corp., a Florida corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (“Common Shares”), of the Company, as of the date specified below.

Date of Conversion:	________________________________

Number of Preferred Shares to be converted:	________________________________

Share certificate number:	________________________________

Tax ID Number (If applicable):	____________________________ ____

Conversion Rate**:	________________________________

Number of Common Shares to be issued:	________________________________

Please issue the Common Shares into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: _______________________________________________________________

_______________________________________________________________

Address: _______________________________________________________________

Telephone Number: ______________________________________________________

Facsimile Number: _______________________________________________________

Holder:

Signature: ___________________________________________________

Name/Title: _________________________________________________

Dated: _______________________________________________

Account Number (if electronic book entry transfer): ___________________________________________

Transaction Code Number (if electronic book entry transfer): ___________________________________

** Subject to adjustment pursuant to Section 5 of the Certificate of Designation.

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 20___ from the Company and acknowledged and agreed to by [ ].

COMPANY NAME

By:
Name:
Title:

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